Exhibit 4.33

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE LIMINAL BIOSCIENCES INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO LIMINAL BIOSCIENCES INC. IF PUBLICLY DISCLOSED.

Amended and Restated Contract Manufacturing Agreement

This Amended and Restated Contract Manufacturing Agreement (this “Agreement”) is made and entered into this 7th day of May, 2012 (the “Effective Date”)

By and between:	ProMetic Life Sciences Inc., a corporation existing under the laws of Canada, having a place of business at 531, boulevard des Prairies, edifice 15, Laval, Quebec, Canada H7V 1B7,
(hereinafter called “ProMetic”);
And:	HEMATECH BIOTHERAPEUTICS INC. [***], a corporation to be incorporated under the laws of Taiwan, represented by Dr. Chi-Shean Chan
(hereinafter called “Hema”)
(Each of ProMetic and Hema is hereinafter referred to as a “Party” and collectively as the “Parties”).

WHEREAS the Parties have entered into a license agreement on May 7, 2012 (the “License Agreement”);

WHEREAS pursuant to the License Agreement, ProMetic granted to Hema, amongst other rights, an [***] license under ProMetic’s Intellectual Property to use ProMetic’s Technology and Intellectual Property to [***];

WHEREAS Hema intends to build a fully dedicated Production Facility to exploit said manufacturing rights and recover valuable proteins from human plasma;

WHEREAS [***]; and

WHEREAS the Parties wish to set out the terms and conditions upon which Hema will manufacture and ProMetic will purchase from Hema the Products.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

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Article 1 - Definitions / Interpretation

1.1In this Agreement, the following capitalized terms and expressions shall have the following meanings, respectively, and terms not otherwise defined below or elsewhere in this Agreement shall have the meaning ascribed thereto in the License Agreement:

“Intellectual Property” means all intellectual property rights, anywhere in the world, including rights to (i) inventions (whether patentable or not, and whether or not reduced to practice), all improvements thereto, patent applications, patents, including re-issue, re-examination, renewal, extension or division thereof, continuation and continuations in part; (ii) copyrights; (iii) designs, industrial designs; (iv) trademarks, services marks, logos, trade names and corporate names, together with all adaptations, translations, derivations, and combinations thereof (including all goodwill associated therewith); (v) Confidential Information, including know-how and trade secrets; (vi) integrated circuit topographies; and (vii) any applications for the registration and protection of any of the foregoing;

“Product” or “Plasma-Derived Product” means any of the Plasma Proteins, or a combination thereof, whether in Bulk Intermediate, in Bulk Active or finished form, in all cases extracted and purified using a Resin, the PPPS Backbone and/or Downstream Process;

“ProMetic’s Intellectual Property” means all Intellectual Property concerning ProMetic’s Technology;

“ProMetic’s Technology” means the following technology:

(i)	[***]
(ii)	[***]
(iii)	[***]
(iv)	[***]
(v)	[***]
(vi)	[***]
(vii)	[***]

“Raw Material” means [***];

1.2	Any reference in this Agreement to gender includes all genders and words importing the singular number only shall include the plural and vice versa.
1.3	The division of this Agreement into Articles and Sections and the insertion of headings are for convenient reference only and shall not affect the construction or interpretation of this Agreement.
1.4	All references in this Agreement to dollars, unless otherwise specifically indicated, are expressed in United States currency.

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1.5	Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be understood to be followed by the words “without limitation.”

Article 2 - Covenants to Manufacture and Purchase the Products

2.1	ProMetic hereby appoints Hema as its [***] manufacturer of Products and hereby reconfirms the rights granted to Hema under the License Agreement to [***]
2.2	Subject to the terms hereof, Hema hereby agrees to [***]

Article 3 - Covenant to Build Fully-Dedicated Manufacturing Facility

3.1

No later than [***] following the execution of this Agreement, the Steering Committee created in accordance with Section 4.1 of the License Agreement shall meet to discuss all aspects relating to the construction of a fully-dedicated Production Facility, including plant capacity, plans and budget, [***]

3.2

Hema shall be responsible for obtaining all licenses, permits or other governmental approvals necessary for providing the Production Facility as a manufacturing facility approved and licensed by all appropriate regulatory authorities to manufacture and supply the Products in the Territory [***]

3.3

Unless otherwise specified in this Agreement, Hema shall be solely responsible for all costs related to the Production Facility including all costs of planning, constructing and operating said Production Facility.

3.4	[***]
(i)	[***]
(ii)	[***]
(iii)	[***]
(iv)	[***]

3.5	[***]

Article 4 - Technology Transfer

4.1

The Parties shall leverage the knowledge and experience gained during the implementation of ProMetic’s Technology at ProMetic’s Laval manufacturing facility and ProMetic agrees to assist, to the extent commercial reasonable, in the implementation of ProMetic’s Technology in the Production Facility by providing [***]

4.2	[***]

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4.3	[***]

Article 5 - Supply of Raw Material & Cold Chain

5.1	[***]
5.2

The Parties shall, via the Steering Committee, also agree on the cold chain for the supply of Raw Material, the details of which shall form an integral part of this Agreement and shall be attached hereto as Schedule 5.2.

Article 6 - Supply of Resin/Ligands

6.1

ProMetic, who shall be the exclusive supplier to Hema, shall be obliged to supply to Hema all resins and ligands required for the operations of the Production Facility.  These materials shall be supplied [***] For the purposes of clarity, subject to ProMetic’s fulfillment of its obligations herein, Hema shall not be permitted to manufacture or otherwise obtain these resins and ligands other than from ProMetic.

Article 7 - Contracted Product

7.1

Upon the Production Facility being fully operational, the Parties, via the Steering Committee, shall determine, from a commercial point of view, which Plasma Protein shall be isolated from the Raw Material first and, in respect of each Plasma Protein, in which form the Product shall be produced (Finish fill, Bulk Active or Bulk Intermediates), [***]

Article 8 - Delivery and Title to Product

8.1	[***]
8.2	[***]
8.3	[***]

Article 9 - Product  registration

9.1	ProMetic will file, register, update and maintain in force and in effect the drug dossiers outside of the Territory. [***]
9.2	[***]

Article 10 - Insurance

10.1	So long as this Agreement is in full force and effect, the Parties agree to abide by the provisions of section 10.6 of the License Agreement.

Article 11 - Representations, Warranties, Covenants and Indemnification

11.1	Each party represents and warrants to the other that the execution of this Agreement and the full performance and enjoyment of the rights of Hema and ProMetic under this Agreement

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will not breach or in any way be inconsistent with the terms and conditions of any license, contract, understanding or agreement, whether express, implied, written or oral between the warranting party and any third party.

11.2

Each party represents and warrants to the other that it (i) [***] is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, and (ii) is duly qualified as an entity and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, or where the failure to be so qualified would have a material adverse effect on its financial condition or its ability to perform its obligations hereunder.

11.3

Each party represents and warrants to the other that the execution, delivery and performance of this Agreement by such party and all documents to be delivered by such party hereunder [***]: (i) are within the power of such party; (ii) have been duly authorized by all necessary or proper action; (iii) are not in contravention of any provision of the organizational and charter documents of such party; (iv) do not violate any law or regulation or any order or decree of any court or governmental instrumentality applicable to such party; and (v) do not violate or conflict with in any material respect the terms of any indenture, mortgage, deed of trust, lease, agreement, instrument or any other commercial agreement to which such party is a party or by which party or any of its property is bound.

11.4	[***]
11.5

[***], Hema represents and warrants that during the term hereof all Products manufactured by Hema pursuant to this Agreement shall be manufactured, packaged, tested, stored, shipped and handled in compliance with cGMPs, Applicable Laws and applicable regulatory approvals and shall meet the specifications provided in the Proposed Product Sheet pursuant to Section 7.1 herein.

11.6

Hema further covenants to ProMetic that, subject to the establishment of the Production Facility pursuant to the terms herein,: (a) at all times during the term of this Agreement, the Production Facility shall remain in compliance with, and the Products shall be manufactured and delivered in compliance with, all Applicable Laws; (b) Hema shall obtain and maintain all necessary licenses, permits or approvals required by Applicable Laws in connection with the manufacture, storage and shipment of the Products, including, without limitation, permits related to manufacturing facilities, not otherwise the responsibility of ProMetic hereunder; (c) Hema shall obtain cGMP compliance for the Production Facility and shall thereafter maintain such cGMP compliance during the term of this Agreement; (d) during the term of this Agreement, Hema will continue to disclose in timely fashion all warning letters or similar notices relating to the Production Facility or import alerts for Products manufactured in the Production Facility; and (e) throughout the term of this Agreement, Hema has, and shall maintain, sufficient facilities, resources, and a work force suitably qualified and trained to meet its obligations to supply the Products to ProMetic pursuant to this Agreement.  Hema shall maintain all records necessary to comply with all cGMPs and Applicable Laws relating to the manufacture, packaging, testing, storage and shipment of Products.  All such records shall be maintained for such period as may be required by Applicable Laws; provided, that all records relating to the manufacture, stability and quality control of each batch of Products shall be retained until the parties agree in writing to dispose of such records.  Hema shall also

CONTRACT Manufacturing Agreement

maintain complete and accurate books and records in sufficient detail to permit ProMetic or its auditor to audit and confirm the accuracy of the calculations or payments due to Hema hereunder.
11.7	[***]
11.8	[***]
11.9	[***]
11.10

A party entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such party of any written notice of the commencement of any third-party action, suit, proceeding or investigation or threat thereof made in writing for which such party will claim indemnification pursuant to this Agreement and cooperate fully with the indemnifying party in conducting such defense; provided that the failure to give notice shall not relieve the indemnifying party of its obligations hereunder unless the indemnifying party is materially prejudiced thereby.  Unless, in the reasonable judgment of the indemnified party, a conflict of interest may exist between the indemnified party and the indemnifying party with respect to a claim, the indemnifying party may assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  In such event, the indemnified party may also participate in the defense with counsel of its choosing at its expense.  The indemnifying party will not be subject to any liability for any settlement made without its consent, which shall not be unreasonably withheld or delayed.  IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR OTHER SIMILAR DAMAGES WHETHER FORESEEABLE OR UNFORESEEABLE, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Article 12 - Confidentiality

12.1	The parties hereby acknowledge and agree that confidentiality provisions stipulated in Article 12 of the License Agreement shall apply mutatis mutandis to this Agreement.

Article 13 - Transfer Price and Payment

13.1	[***]
13.2	[***]
a)	[***]
b)	[***]
c)	[***]

Article 14 - Term and Termination

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14.1

Unless otherwise provided herein, the term of this Agreement shall be for a period commencing on the Effective Date and, unless otherwise agreed by the parties in writing, expiring simultaneously with the termination or expiration of the License Agreement.

14.2	This Agreement may, by written notice, be terminated:

(i)by mutual consent of the Parties;

(ii)by either party in the event of any material breach of this Agreement by the other party of any material terms and conditions of this Agreement and, if such material breach is subject to cure, such material breach has not been cured by the breaching party within [***] days after written notice thereof by the non-breaching party; it being understood that failure to pay any undisputed amount owed under this Agreement shall be deemed to be a material breach of this Agreement;

(iii)[***]

(iv)[***]

14.3

Subject to the terms hereof, if this Agreement is terminated pursuant to Section 14.2, this Agreement and all rights and obligations of the Parties under this Agreement automatically end without liability against any Party or its Affiliates, except that is this Agreement is terminated by a Party because of the breach of this Agreement by the other Party, the terminating Party’s right to pursue all legal remedies will survive such termination unimpaired.  For clarity, the termination of this Agreement shall be without prejudice to any rights or obligations which may have arisen between the parties prior to the date of termination, including the performance of any obligation owed or payment of any amount due or accrued on or prior to termination.

14.4

The rights and obligations of the Parties under the following provisions of this Agreement shall survive the expiry or any termination hereof: Sections 15.1 and 15.2 (for a period of one year after termination or expiration of this Agreement), 11.8, 11.9, 11.10, 14.3, 14.4 and Article 1, Article 12, and Sections 18.1, 18.3, 18.7, 18.9, 18.10 and 18.11, and any other provision of this Agreement which specifically states that it survives the expiry or termination of this Agreement.

Article 15 - Inspections and Audits

15.1

Hema shall permit ProMetic and its representatives to enter upon the premises of Hema during normal business hours in order to access, analyze, and copy all of Hema’s internal practices, books and records relating to the manufacture of the Products (including all batch records and SOPs) and permit ProMetic to access Hema’s Production Facility used to manufacture the Products for the purposes of (a) making quality assurance audits of the facilities and of the procedures and processes used by Hema in manufacturing, packaging, testing, storing and shipping Products and (b) confirming ’s compliance with this Agreement, cGMPs and Applicable Laws; provided that:

i)	[***]
ii)	[***]

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15.2

Hema shall cooperate with the representatives of ProMetic by rendering such assistance as may reasonably be requested and upon written notice shall take such steps as may be necessary to correct any material deficiencies detected during such inspection.

15.3	[***]
15.4	[***]

Article 16 - Complaints and Corrective Actions

16.1	Complaints

ProMetic shall maintain a record of all complaints it receives with respect to the Products.  ProMetic shall notify Hema in writing of any material complaint received by it in sufficient detail and within [***] days after the receipt thereof.

16.2	Certain Corrective Actions

In the event that any regulatory body having jurisdiction in the Territory shall order any change or corrective action, including a recall, with respect to any of the Products or if, notwithstanding that any such change or corrective action shall not have been ordered, Hema, acting reasonably and in good faith believes, based on appropriate expert evidence or advice, that absent such change or corrective action it will be in violation of a rule of law or other regulatory requirement in any of the Territory applicable to it as distributor of any of the Products, then Hema, as the responsible product manufacturer with respect to such Products in the applicable Territory, shall consult with ProMetic to determine the nature and extent of its compliance with such order or any action, including a recall, to be taken notwithstanding the absence of any such order, as the case may be, provided that any such order relating to the safety or integrity of the Products shall be resolved to the satisfaction of the regulatory authority issuing such order.  Hema shall advise ProMetic as promptly as practicable of the issuance of any such order against it and agree that ProMetic will take any active role in responding to such order or in the corrective order to be taken.  The Parties agree to collaborate in good faith to find an acceptable corrective action or appropriate response.

Article 17 - Reasonable Commercial Efforts

17.1

Subject to the terms and conditions provided herein, the Parties hereto each will use reasonable commercial efforts to take, or cause to be taken [***], all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate as promptly as practicable the tasks contemplated by this Agreement and to cooperate with each other in connection with the foregoing, including to: (i) obtain all Governmental Authorizations that are required to be obtained under any Applicable Law, (ii) lift or rescind any injunction, restraining order or other Judgment adversely affecting the ability of the parties to this Agreement to consummate the tasks contemplated by this Agreement; (iii) effect all necessary registrations and filing including filings and submissions of information requested or required by any Governmental Authority; and (iv) fulfill all conditions to this Agreement.  [***]

17.2	The Parties hereto will keep each other apprised of the status of matters relating to

CONTRACT Manufacturing Agreement

the completion of the respective tasks contemplated by this Agreement and work cooperatively in connection with obtaining the requisite Governmental Authorizations, including:  [***]  If either Party or any Affiliate thereof receives a request for additional information or documentary material from any such Governmental Authority with respect to the tasks contemplated by this Agreement, the such Party will endeavor in good faith to make, or cause to be made, as soon as practicable and after consultation with the other Party, any appropriate response in compliance with such request.

Article 18 - Miscellaneous

18.1	Settlement of Disputes

The parties hereby acknowledge and agree that any dispute (other than disputes arising out of any claim by a third party in an action commenced against one of the parties), that may arise between them concerning this Agreement shall be resolved pursuant to Article 16 of the License Agreement and that the provisions stipulated in Article 16 of the License Agreement shall apply mutatis mutandis to this Agreement.

18.2	Force Majeure

The obligations of either party hereunder shall be suspended during the time and to the extent that such party is prevented from complying therewith due to any event or circumstance beyond the control and without the fault or negligence of the party so affected (which circumstance is hereinafter referred to as “Force Majeure”), including but not limited to inevitable accidents, perils of navigation, floods, fire, storms, epidemics, acts of God, earthquake, explosion, hostilities, civil commotion, war (declared or undeclared), orders, requisitions, regulations or acts of any government or governmental authority, whether de jure or de facto or any official purporting to act under the authority of any such government, illegality arising from domestic or foreign laws or regulations, insurrections, failure or slowdown of public utilities or common carriers, or other circumstances or conditions of a similar nature, quarantine or custom restrictions, strikes, lockouts or any other labour difficulty at the Parties or other disturbances at the Parties, resulting in hindrance of this Agreement.

As soon as possible after being affected by a Force Majeure, the party so affected shall furnish to the other party all particulars of the Force Majeure and the manner in which its performance is thereby prevented or delayed.  The party whose obligations hereunder have been suspended shall promptly and diligently pursue appropriate action to enable it to perform such obligations, except that the parties shall not be obligated to settle any strike, lockout or other labour difficulty on terms contrary to the general interest of such Party as a whole.

18.3	Notices

All notices, requests, demands and other communications hereunder shall be given in writing and shall be given by prepaid registered mail, receipt return requested, or by telecopier, to the other party at the following addresses:

CONTRACT Manufacturing Agreement

If to ProMetic:	ProMetic Life Sciences Inc.
531, boulevard des Prairies, edifice 15,
Laval, Quebec
Canada H7V 1B7
Fax:[***]
Attention: President

if to Hema:	HEMATECH BIOTHERAPEUTICS INC. [***]

[***]

Attention: President

or at such other address as the parties may have previously indicated to the other parties in writing in conformity with the foregoing.  Any such notice, request, demand or other communication shall be deemed to have been received on the date of delivery if sent by registered mail, or, the next business day immediately following the date of transmission if sent by fax.

18.4	Waiver of Default

The failure of any party at any time to take action against the other party, or the failure of either party to terminate the present Agreement as provided herein, shall not affect either party’s right to require full performance of this Agreement at any time thereafter, and the waiver by either party of a breach of any provision of this Agreement shall not constitute a waiver of any subsequent breach thereof nor nullify the effectiveness of such provisions or the right of such party to demand redress for its losses, damages and prejudices.

18.5	Assignment

The parties hereby acknowledge and agree that the provisions stipulated in Section 16.4 of the License Agreement shall apply mutatis mutandis to this Agreement.

18.6	Counterparts

This Agreement may be executed in identical duplicate copies and shall be deemed an original, but both of which together shall constitute one instrument.  The parties agree that signatures delivered by fax or electronically shall be binding as if they were original signatures.

18.7	Payments

Except as otherwise expressly provided in this Agreement, all payments under this Agreement shall be made in United States Dollars.

18.8	Disclaimer of Partnership and Agency

This is an agreement between separate entities and neither is the agent of the other for any

CONTRACT Manufacturing Agreement

purpose whatsoever.  Each of the parties is an independent contractor and does not have any power nor will it represent itself as having any power to in any way bind or obligate the other party or to assume or create any expressed or implied obligation or responsibility on behalf of the other party or in the other party’s name.  This Agreement shall not be construed as constituting ProMetic and Hema partners or to create any other form of legal association which would impose liability upon one party for the act or failure to act of the other.

18.9	Severability

The invalidity of any particular provision of this Agreement shall not affect any other provision hereof, and this Agreement shall be construed as if any such invalidated provisions were omitted.  When possible, instead of the invalid provision or in order to complete this Agreement, a reasonable provision, re-negotiated between the parties, shall be effective, approaching to what the parties would have agreed upon if they had considered this point.

18.10	Entire Agreement

This Agreement, the Schedules attached to this Agreement and the License Agreement constitute the entire agreement between the parties pertaining to the subject matter hereof and thereof and no representations, inducements, promises or agreements, or otherwise between the parties not embodied herein or therein shall remain in force and effect.  No change, termination or waiver of any of its provisions hereunder shall be binding upon the parties unless in writing and signed by them.  The parties hereby renounce to and waive the benefits of all prior negotiations and discussions concerning the subject matter hereof and thereof which are not embodied herein or therein.

18.11	Language

This Agreement is drawn up in the English language.  If this Agreement is translated into another language, the English language text shall prevail.

18.12	Press Releases / Required Disclosures

[***]

IN WITNESS WHEREOF, the parties have signed this Contract Manufacturing Agreement as of the Effective Date.

PROMETIC LIFE SCIENCES INC.		HEMATECH BIOTHERAPEUTICS INC. [***], represented by Dr. Chi-Shean Chan
By:	/s/ Pierre Laurin	By:	/s/ Chi-Shean Chan
	Name: Pierre Laurin		Name:
	Title: President & CEO		Title:

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Schedule 3.1

Specifics regarding Production Facility

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Schedule 4.2

Tech Transfer Plan

2

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Schedule 4.3

Tech Transfer Planning and Implementation Schedule

3

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Schedule 5.1

Raw Material – [***]

4

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Schedule 5.2

Cold Chain

5

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Schedule 7.1

Proposed Product Sheet

6

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Schedule 8.1

Production Schedule

7

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Schedule 8.2

Order and Delivery Mechanism

8

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Schedule 13.1

Transfer Price

9